STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the
"Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC website at
www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the
underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

Intex Preprice:
Deal name: gs68fcc11
Password: AU96
On Bloomberg now:  SSAP is "068F"
                                                     indicative
Size  tranche               cap/cpn     description                offer
-----------------------------------------------------------------------------
87+mm PRLM GS-316 FLT       10cap/L+45  cap corridor floater       100-00

On Bloomberg now:  SSAP is "068F"
                                                     indicative
Size  tranche               cap/cpn     description                offer
-----------------------------------------------------------------------------
87+mm PRLM GS-316 FLT       10cap/L+45  cap corridor floater       100-00

GSR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"

                                Sequentials
Size    tranche       cpn/gwac  description    Track      offer(8/25)
---------------------------------------------------------------------
 54+mm  GSR 06-8F 2G3 6.0/6.26  3.5yr FrontSeq  2           124/c/300
100+mm  GSR 06-8F 4G4 6.5/6.91  3.7yr FrontSeq  4           135/c/300

                           WL Passthroughs

Size   tranche           cpn/gwac description  Track     offer (8/25)
---------------------------------------------------------------------
 74+mm PRLM GS-300 2A1  6.00/6.26 30yr PT       2   FN6.00AUG - 21/32
200+mm PRLM GS-298 3A1  6.25/6.58 30yr PT       3   FN6.25AUG - 22/32
165+mm PRLM GS-299 4A1  6.50/6.86 30yr PT       4   FN6.50AUG - 23/32

                             Strip Floater
size   tranche               cpn/gwac   description  Track offer(8/25)
---------------------------------------------------------------------
 88+mm GSR 06-8F 5A1 7.5cap,L+35/7.08%  Strip Floater  5      100-00

                         Cap Corridor Floaters
Size   tranche                              Track  Indication
-----------------------------------------------------------------------
61.5mm GSR 06-8F 3FLT L+50 Cap Corr. Floater  3    100-00

6.25 cap + cap corridor which raises the cap from 6.25 to 10.
Pricing speed: 100 PPC = 12-month WALA adjusted ramp,
starting from 8cpr and ramping to 24cpr in month 12.
Cap corridor is struck at 60 PPC.

Intex Preprice:
Deal name: gs68fcc11
Password: AU96

Size   tranche                              Track  Indication
---------------------------------------------------------------------
20+mm GSR 06-8F 2FLT L+70 Cap Corr. Floater   2    100-00

6.0 cap + cap corridor which raises the cap from 6% to 10%.
Pricing speed: 100 PPC = 12-month WALA adjusted ramp,
starting from 8cpr and ramping to 20cpr in month 12.
Cap corridor is struck at 70 PPC.

Intex Preprice:
Deal name: gs68fcc4a
Password: AA49

Size   tranche                               Track  Indication
---------------------------------------------------------------------
110+mm GSR 06-8F FLT L+70 Cap Corr. Floater    3    100-00

6.25% cap + Cap/Corridor raises the cap from 6.25% to 10%.
Pricing speed: 100 PPC = 12-month WALA-adjusted ramp,
starting from 8 CPR, and ramping up to 24 CPR in month 12.
Cap/Corridor is struck at 75 PPC.

Intex PrePrice:
Deal name: gs8f625cc3p
Password: 2K6A

UPDATED: GSR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"
                                    PAC
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
100+mm  PRLM GS-316 PAC 6.25/6.58 3.9yrPAC[100-300] 3       100/c/300 *new

                                Sequentials
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
 54+mm  GSR 06-8F 2G3   6.0/6.26  3.5yr FrontSeq    2       124/c/300
100+mm  GSR 06-8F 4G4   6.5/6.91  3.7yr FrontSeq    4       135/c/300
 49+mm  PRLM GS-316 3N  6.25/6.58  10yr NAS, 10%CE  3       128/c/300 *new
 18+mm  PRLM GS-316 BAC 6.25/6.58  12yr Long Seq    3       165/c/300 *new

                             WL Passthroughs
Size   tranche           cpn/gwac description  Track      offer (8/25)
---------------------------------------------------------------------
 74+mm PRLM GS-300 2A1  6.00/6.26 30yr PT       2   FN6.00AUG - 21/32
165+mm PRLM GS-299 4A1  6.50/6.86 30yr PT       4   FN6.50AUG - 23/32

                             Strip Floater
size   tranche               cpn/gwac   description  Track offer(8/25)
---------------------------------------------------------------------
 88+mm GSR 06-8F 5A1 7.5cap,L+35/7.08%  Strip Floater  5      100-00

                         Cap Corridor Floaters
Size   tranche                              Track  Indication
---------------------------------------------------------------------
20+mm GSR 06-8F 2FLT L+70 Cap Corr. Floater   2    100-00

6.0 cap + cap corridor which raises the cap from 6% to 10%.
Pricing speed: 100 PPC = 12-month WALA adjusted ramp,
starting from 8cpr and ramping to 20cpr in month 12.
Cap corridor is struck at 70 PPC.

Intex Preprice:
Deal name: gs68fcc4a
Password: AA49

GSR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"

                                    PAC
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
100+mm  PRLM GS-316 PAC 6.25/6.58 3.9yrPAC[100-300] 3        99/c/300

                                Sequentials
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
 54+mm  GSR 06-8F 2G3   6.0/6.26  3.5yr FrontSeq    2       124/c/300
100+mm  GSR 06-8F 4G4   6.5/6.91  3.7yr FrontSeq    4       135/c/300
 49+mm  PRLM GS-316 3N  6.25/6.58  10yr NAS, 10%CE  3       128/c/300
 18+mm  PRLM GS-316 BAC 6.25/6.58  12yr Long Seq    3       165/c/300

                             WL Passthroughs
Size   tranche           cpn/gwac description  Track      offer (8/25)
---------------------------------------------------------------------
 74+mm PRLM GS-300 2A1  6.00/6.26 30yr PT       2   FN6.00AUG - 21/32
135+mm PRLM GS-299 4A1  6.50/6.86 30yr PT       4   FN6.50AUG - 23/32

                             Strip Floater
size   tranche               cpn/gwac   description  Track offer(8/25)
---------------------------------------------------------------------
 88+mm GSR 06-8F 5A1 7.5cap,L+35/7.08%  Strip Floater  5      100-00

                         Cap Corridor Floaters
Size   tranche                              Track  Indication
---------------------------------------------------------------------
20+mm GSR 06-8F 2FLT L+70 Cap Corr. Floater   2    100-00

6.0 cap + cap corridor which raises the cap from 6% to 10%.
Pricing speed: 100 PPC = 12-month WALA adjusted ramp,
starting from 8cpr and ramping to 20cpr in month 12.
Cap corridor is struck at 70 PPC.

Intex Preprice:
Deal name: gs68fcc4a
Password: AA49

GSR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"

                                    PAC
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
100+mm  PRLM GS-316 PAC 6.25/6.58 3.9yrPAC[100-300] 3        99/c/300

                                Sequentials
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
 54+mm  GSR 06-8F 2G3   6.0/6.26  3.5yr FrontSeq    2       124/c/300
 49+mm  PRLM GS-316 3N  6.25/6.58  10yr NAS, 10%CE  3       128/c/300
 18+mm  PRLM GS-316 BAC 6.25/6.58  12yr Long Seq    3       165/c/300

                             WL Passthroughs
Size   tranche           cpn/gwac description  Track      offer (8/25)
---------------------------------------------------------------------
 74+mm PRLM GS-300 2A1  6.00/6.26 30yr PT       2   FN6.00AUG - 21/32

                             Strip Floater
size   tranche               cpn/gwac   description  Track offer(8/25)
---------------------------------------------------------------------
 88+mm GSR 06-8F 5A1 7.5cap,L+35/7.08%  Strip Floater  5      100-00

                         Cap Corridor Floaters
Size   tranche                              Track  Indication
---------------------------------------------------------------------
20+mm GSR 06-8F 2FLT L+70 Cap Corr. Floater   2    100-00

6.0 cap + cap corridor which raises the cap from 6% to 10%.
Pricing speed: 100 PPC = 12-month WALA adjusted ramp,
starting from 8cpr and ramping to 20cpr in month 12.
Cap corridor is struck at 70 PPC.

Intex Preprice:
Deal name: gs68fcc4a
Password: AA49

GSR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"

                                    PAC
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
100+mm  PRLM GS-316 PAC 6.25/6.58 3.9yrPAC[100-300] 3       100/c/300

                                Sequentials
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
 54+mm  GSR 06-8F 2G3   6.0/6.26  3.5yr FrontSeq    2       124/c/300
 49+mm  PRLM GS-316 3N  6.25/6.58  10yr NAS, 10%CE  3       129/c/300
 18+mm  PRLM GS-316 BAC 6.25/6.58  12yr Long Seq    3       165/c/300

                             WL Passthroughs
Size   tranche           cpn/gwac description  Track      offer (8/25)
---------------------------------------------------------------------
 74+mm PRLM GS-300 2A1  6.00/6.26 30yr PT       2   FN6.00AUG - 22/32

                             Strip Floater
size   tranche               cpn/gwac   description  Track offer(8/25)
---------------------------------------------------------------------
 88+mm GSR 06-8F 5A1 7.5cap,L+35/7.08%  Strip Floater  5      100-00

                         Cap Corridor Floaters
Size   tranche                              Track  Indication
---------------------------------------------------------------------
20+mm GSR 06-8F 2FLT L+70 Cap Corr. Floater   2    100-00

6.0 cap + cap corridor which raises the cap from 6% to 10%.
Pricing speed: 100 PPC = 12-month WALA adjusted ramp,
starting from 8cpr and ramping to 20cpr in month 12.
Cap corridor is struck at 70 PPC.

Intex Preprice:
Deal name: gs68fcc4a
Password: AA49

GSR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"

                                    PAC
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
100+mm  PRLM GS-316 PAC 6.25/6.58 3.9yrPAC[100-300] 3       100/c/300
 71+mm  PRLM GS-344 P1  6.00/6.90 5.9yrPAC[100-350] 4       115/c/300

                                Sequentials
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
 54+mm  GSR 06-8F 2G3   6.0/6.26  3.5yr FrontSeq    2       124/c/300
 49+mm  PRLM GS-316 3N  6.25/6.58  10yr NAS, 10%CE  3       129/c/300
 18+mm  PRLM GS-316 BAC 6.25/6.58  12yr Long Seq    3       165/c/300

                             WL Passthroughs
Size   tranche           cpn/gwac description  Track      offer (8/25)
---------------------------------------------------------------------
 74+mm PRLM GS-300 2A1  6.00/6.26 30yr PT       2   FN6.00AUG - 22/32

                             Strip Floater
size   tranche               cpn/gwac   description  Track offer(8/25)
---------------------------------------------------------------------
 88+mm GSR 06-8F 5A1 7.5cap,L+35/7.08%  Strip Floater  5        99-30

                         Cap Corridor Floaters
Size   tranche                              Track  Indication
---------------------------------------------------------------------
20+mm GSR 06-8F 2FLT L+70 Cap Corr. Floater   2    100-00

6.0 cap + cap corridor which raises the cap from 6% to 10%.
Pricing speed: 100 PPC = 12-month WALA adjusted ramp,
starting from 8cpr and ramping to 20cpr in month 12.
Cap corridor is struck at 70 PPC.

Intex Preprice:
Deal name: gs68fcc4a
Password: AA49

GSR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"

                                    PAC
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
100+mm  PRLM GS-316 PAC 6.25/6.58 3.9yrPAC[100-300] 3       100/c/300
 71+mm  PRLM GS-344 P1  6.00/6.90 5.9yrPAC[100-350] 4       115/c/300

                                Sequentials
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
 54+mm  GSR 06-8F 2G3   6.0/6.26  3.5yr FrontSeq    2       124/c/300
 49+mm  PRLM GS-316 3N  6.25/6.58  10yr NAS, 10%CE  3       129/c/300
 18+mm  PRLM GS-316 BAC 6.25/6.58  12yr Long Seq    3       165/c/300

                             WL Passthroughs
Size   tranche           cpn/gwac description  Track      offer (8/25)
---------------------------------------------------------------------
 74+mm PRLM GS-300 2A1  6.00/6.26 30yr PT       2   FN6.00AUG - 22/32

                             Strip Floater
size   tranche               cpn/gwac   description  Track offer(8/25)
---------------------------------------------------------------------
 88+mm GSR 06-8F 5A1 7.5cap,L+35/7.08%  Strip Floater  5        99-30

GSR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"

                                    PAC
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
100+mm  PRLM GS-316 PAC 6.25/6.58 3.9yrPAC[100-300] 3       100/c/300
 71+mm  PRLM GS-344 P1  6.00/6.90 5.9yrPAC[100-350] 4       115/c/300

                                Sequentials
Size    tranche         cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
 54+mm  GSR 06-8F 2G3   6.0/6.26  3.5yr FrontSeq    2       124/c/300
 49+mm  PRLM GS-316 3N  6.25/6.58  10yr NAS, 10%CE  3      129/10/300
 18+mm  PRLM GS-316 BAC 6.25/6.58  12yr Long Seq    3       165/c/300

                             WL Passthroughs
Size   tranche           cpn/gwac description  Track      offer (8/25)
---------------------------------------------------------------------
 74+mm PRLM GS-300 2A1  6.00/6.26 30yr PT       2   FN6.00AUG - 22/32
=====================================================================

SR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"
======================================================================

                                    PAC
Size      tranche        cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
102.876mm GSR 06-8F 3A5  6.25/6.58 3.9yrPAC[100-300] 3      100/c/300
 64.217mm PRLM GS-344 P1 6.00/6.90 5.9yrPAC[100-350] 4      115/c/300

                                Sequentials
Size      tranche        cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
 20.000mm GSR 06-8F 3A4 6.25/6.58  11.6yr Long Seq   3      165/c/300

                             WL Passthroughs
Size      tranche        cpn/gwac  description     Track    offer(8/25)
----------------------------------------------------------------------
 76.066mm GSR 06-8F 2A1 6.00/6.26  30yr PT           2  FN6.0AUG- 23/32
 19.450mm GSR 06-8F 4A1 6.50/6.89  30yr PT           4  FN6.5AUG- 24/32

                                 MEZ NAS
Size      tranche        cpn/gwac  description     Track    offer(8/25)
----------------------------------------------------------------------
  3.073mm GSR 06-8F 3A8 6.25/6.58  10yr Mez NAS      3      140/10/300
  0.800mm GSR 06-8F 4A3 6.50/6.89  10yr Mez NAS      4      145/10/300
======================================================================

SR 06-8F New Issue Offerings - Deal Settles 8/25 (external)
Bloomberg SSAP is "068F"
======================================================================

                                    PAC
Size      tranche        cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
102.876mm GSR 06-8F 3A5  6.25/6.58 3.9yrPAC[100-300] 3      100/c/300
 64.221mm PRLM GS-344 P1 6.00/6.90 5.9yrPAC[100-350] 4      115/c/300

                                Sequentials
Size      tranche        cpn/gwac  description     Track    offer(8/25)
---------------------------------------------------------------------
 20.000mm GSR 06-8F 3A4 6.25/6.58  11.6yr Long Seq   3      165/c/300

                             WL Passthroughs
Size      tranche        cpn/gwac  description     Track    offer(8/25)
----------------------------------------------------------------------
 76.066mm GSR 06-8F 2A1 6.00/6.26  30yr PT           2  FN6.0AUG- 23/32
 19.420mm GSR 06-8F 4A1 6.50/6.89  30yr PT           4  FN6.5AUG- 24/32

                                 MEZ NAS
Size      tranche        cpn/gwac  description     Track    offer(8/25)
----------------------------------------------------------------------
  3.073mm GSR 06-8F 3A8 6.25/6.58  10yr Mez NAS      3      140/10/300
  0.800mm GSR 06-8F 4A3 6.50/6.89  10yr Mez NAS      4      145/10/300
======================================================================

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED
SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the assetpools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the
"Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC website at
www.sec.gov. Alternatively, the Depositor or Goldman, Sachs &. Co., the
underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE
EMAIL COMMUNICATION TO WHICH THIS FREE. WRITING PROSPECTUS IS ATTACHED RELATING
TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN
OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE ANDS
MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT
APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS,
DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF
THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Disclaimer

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material.
Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co.
imposing any limitation of any kind.

                                   [ICP LOGO]
                                    Bond Name

----------------------------------------------------------              ----------------------------------
Product                                                                 Cash-Out Refi Loans
----------------------------------------------------------              ----------------------------------
Pool Amount                                  $622,239,465               % of Pool                  16.97%
----------------------------------------------------------                                      ----------
Settle                                                                  WA FICO                       722
----------------------------------------------------------                                      ----------
GWAC:                                               6.69%               Min FICO                      639
----------------------------------------------------------                                      ----------
Net WAC                                             6.45%               WA LTV                     68.52%
----------------------------------------------------------                                      ----------
WAM/WALA                                            0.812               Max LTV                    90.00%
----------------------------------------------------------              ----------------------------------
WA LTV                                             71.12%               IO Loans
----------------------------------------------------------              ----------------------------------
Max LTV (with MI) / Max LTV (no MI)               100%/NA               % of Pool                  19.38%
----------------------------------------------------------                                      ----------
Average FICO                                          741               WA FICO                       740
----------------------------------------------------------                                      ----------
Minimum FICO                                          620               Min FICO                      627
----------------------------------------------------------                                      ----------
Average Loan Size                                $570,339               WA LTV                     73.03%
----------------------------------------------------------                                      ----------
%Single-family/PUD/DPUD/Condo etc. properties      97.14%               Max LTV                    95.00%
----------------------------------------------------------                                      ----------
Purchase Loans                                     54.26%               Stated (% of Total Pool)   15.93%
----------------------------------------------------------                                      ----------
% LTV Greater than 80%                              2.96%               NINA (% of Total Pool)      0.00%
----------------------------------------------------------              ----------------------------------
% B & C Loans                                                           Investor Properties
----------------------------------------------------------              ----------------------------------
% Manufactured Housing                              0.00%               % of Pool                   1.14%
----------------------------------------------------------                                      ----------
% Prepayment Penalty                                1.27%               WA FICO                       736
----------------------------------------------------------                                      ----------
% Second Lien                                       0.00%               Min FICO                      627
----------------------------------------------------------                                      ----------
% Fixed Rate Mortgage                             100.00%               WA LTV                     67.82%
----------------------------------------------------------                                      ----------
% ARM                                               0.00%               Max LTV                    80.00%
----------------------------------------------------------              ----------------------------------
% Neg Am                                            0.00%               LTV 75.01% - 80%
----------------------------------------------------------              ----------------------------------
                                                                        % of Pool                  45.49%
----------------------------------------------------------                                      ----------
Documentation                                                           WA LTV                     79.33%
----------------------------------------------------------                                      ----------
%Full                                              64.47%               WA FICO                       741
                                             -------------                                      ----------
%Alt                                                0.26%               Min FICO                      620
                                             -------------              ----------------------------------
%Limited/Reduced                                    6.33%               FICO below 660
                                             -------------              ----------------------------------
%Stated Doc                                        10.97%               % of Pool                   4.26%
                                             -------------                                      ----------
%No Income / No Assets                              0.37%               WA FICO                       643
----------------------------------------------------------                                      ----------
                                                                        WA LTV                     73.48%
----------------------------------------------------------                                      ----------
Top 5 State Concentration                                               Max LTV                    90.00%
----------------------------------------------------------                                      ----------
CA                                                 36.95%               Stated (% of Total Pool)    4.76%
                                             -------------                                      ----------
VA                                                  7.37%               NINA (% of Total Pool)      0.00%
                                             -------------              ----------------------------------
MD                                                  6.34%               FICO below 625
                                             -------------              ----------------------------------
NY                                                  5.97%               % of Pool                   0.59%
                                             -------------                                      ----------
FL                                                  4.45%               WA FICO                       621
----------------------------------------------------------                                      ----------
                                                                        WA LTV                     71.88%
----------------------------------------------------------                                      ----------
Master Servicer (Name / % Pool)         Wells Fargo/ 100%               Max LTV                    80.00%
                                             -------------                                      ----------
Initial/Current Subordination (AAA)                                     Stated (% of Total Pool)    0.00%
                                             -------------                                      ----------
Name Rating Agencies -- MDY/S&P/Fitch                                   NINA (% of Total Pool)      0.00%
----------------------------------------------------------              ----------------------------------
                                                                        Greater than or equal to $1MM:
                                                                        ----------------------------------
                                                                        % of Pool                   4.62%
                                                                                                ----------
                                                                        WA FICO                       751
                                                                                                ----------
                                                                        Min FICO                      687
                                                                                                ----------
                                                                        WA LTV                     65.06%
                                                                                                ----------
                                                                        Max LTV                    80.00%
                                                                                                ----------
                                                                        Stated (% of Total Pool)    9.31%
                                                                                                ----------
                                                                        NINA (% of Total Pool)      0.00%
                                                                        ----------------------------------
                                                                        LTV Greater Than 80% and no MI
                                                                        ----------------------------------
                                                                        % of Pool                   0.08%
                                                                                                ----------
                                                                        WA FICO                       766
                                                                                                ----------
                                                                        Min FICO                      766
                                                                                                ----------
                                                                        WA LTV                     81.58%
                                                                                                ----------
                                                                        Max LTV                    81.58%
                                                                                                ----------
                                                                        Stated (% of Total Pool)    0.00%
                                                                                                ----------
                                                                        NINA (% of Total Pool)      0.00%
                                                                        ----------------------------------
                                                                        Stated
                                                                        ----------------------------------
                                                                        % of Pool                  10.97%
                                                                                                ----------
                                                                        WA FICO                       735
                                                                                                ----------
                                                                        Min FICO                      647
                                                                                                ----------
                                                                        WA LTV                     66.01%
                                                                                                ----------
                                                                        Max LTV                    90.00%
                                                                        ----------------------------------
                                                                        NINA
                                                                        ----------------------------------
                                                                        % of Pool                   0.37%
                                                                                                ----------
                                                                        WA FICO                       748
                                                                                                ----------
                                                                        Min FICO                      689
                                                                                                ----------
                                                                        WA LTV                     64.20%
                                                                                                ----------
                                                                        Max LTV                    79.77%
                                                                        ----------------------------------
                                                                        California Loans
                                                                        ----------------------------------
                                                                        % of Pool                  36.95%
                                                                                                ----------
                                                                        WA FICO                       736
                                                                                                ----------
                                                                        Min FICO                      620
                                                                                                ----------
                                                                        WA LTV                     68.77%
                                                                                                ----------
                                                                        Max LTV                    99.92%
                                                                                                ----------
                                                                        % Investor Properties       2.07%
                                                                                                ----------
                                                                        Stated (% of Total Pool)   12.65%
                                                                                                ----------
                                                                        NINA (% of Total Pool)      0.33%
                                                                        ----------------------------------

This presentation is based on information that is believed to be reliable and has been prepared for information purposes only. No representation is made that it is accurate or complete. This presentation is not an offer to sell, or a solicitation of an offer to buy, any security or instrument or to participate in any particular trading strategy. Investors must rely upon their own examination of the terms of an investment and upon their own representatives and professional advisors, including legal counsel and accountants, as to the accounting, tax treatment, suitability for such investor, and the legal and other aspects of the investment described herein. Institutional Credit Partners
LLC or its affiliates may have positions in, or may effect transactions in securities and instruments of, issuers mentioned herein and may also provide significant advice or investment services, including investment banking, to the issuers of such securities and instruments.

Disclaimer

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material.
Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co.
imposing any limitation of any kind.

                                   [ICP LOGO]
                                    Bond Name

----------------------------------------------------------              ------------------------------------------
Product                                                                 Cash-Out Refi Loans
----------------------------------------------------------              ------------------------------------------
Pool Amount                                  $177,754,691               % of Pool                          24.89%
----------------------------------------------------------                                              ----------
Settle                                                                  WA FICO                               720
----------------------------------------------------------                                              ----------
GWAC:                                               6.89%               Min FICO                              639
----------------------------------------------------------                                              ----------
Net WAC                                             6.66%               WA LTV                             70.14%
----------------------------------------------------------                                              ----------
WAM/WALA                                            0.646               Max LTV                            90.00%
----------------------------------------------------------              ------------------------------------------
WA LTV                                             71.59%               IO Loans
----------------------------------------------------------              ------------------------------------------
Max LTV (with MI) / Max LTV (no MI)               100%/NA               % of Pool                          27.81%
----------------------------------------------------------                                              ----------
Average FICO                                          736               WA FICO                               737
----------------------------------------------------------                                              ----------
Minimum FICO                                          620               Min FICO                              627
----------------------------------------------------------                                              ----------
Average Loan Size                                $556,064               WA LTV                             72.49%
----------------------------------------------------------                                              ----------
%Single-family/PUD/DPUD/Condo etc. properties      96.16%               Max LTV                            94.98%
----------------------------------------------------------                                              ----------
Purchase Loans                                     50.12%               Stated (% of Total Pool)           13.67%
----------------------------------------------------------                                              ----------
% LTV Greater Than 80%                              3.25%               NINA (% of Total Pool)              0.00%
----------------------------------------------------------              ------------------------------------------
% B & C Loans                                                           Investor Properties
----------------------------------------------------------              ------------------------------------------
% Manufactured Housing                              0.00%               % of Pool                           1.83%
----------------------------------------------------------                                              ----------
% Prepayment Penalty                                1.87%               WA FICO                               736
----------------------------------------------------------                                              ----------
% Second Lien                                       0.00%               Min FICO                              627
----------------------------------------------------------                                              ----------
% Fixed Rate Mortgage                             100.00%               WA LTV                             67.98%
----------------------------------------------------------                                              ----------
% ARM                                               0.00%               Max LTV                            80.00%
----------------------------------------------------------              ------------------------------------------
% Neg Am                                            0.00%               LTV 75.01% - 80%
----------------------------------------------------------              ------------------------------------------
                                                                        % of Pool                          48.02%
----------------------------------------------------------                                              ----------
Documentation                                                           WA LTV                             79.42%
----------------------------------------------------------                                              ----------
%Full                                              59.14%               WA FICO                               736
                                             -------------                                              ----------
%Alt                                                0.66%               Min FICO                              620
                                             -------------              ------------------------------------------
%Limited/Reduced                                    5.88%               FICO below 660
                                             -------------              ------------------------------------------
%Stated Doc                                         9.64%               % of Pool                           3.08%
                                             -------------                                              ----------
%No Income / No Assets                              0.17%               WA FICO                               643
----------------------------------------------------------                                              ----------
                                                                        WA LTV                             74.59%
----------------------------------------------------------                                              ----------
Top 5 State Concentration                                               Max LTV                            89.63%
----------------------------------------------------------                                              ----------
CA                                                 38.70%               Stated (% of Total Pool)            2.39%
                                             -------------                                              ----------
NY                                                  7.10%               NINA (% of Total Pool)              0.00%
                                             -------------              ------------------------------------------
FL                                                  5.84%               FICO below 625
                                             -------------              ------------------------------------------
MA                                                  5.28%               % of Pool                           0.32%
                                             -------------                                              ----------
NJ                                                  5.12%               WA FICO                               620
----------------------------------------------------------                                              ----------
                                                                        WA LTV                             57.94%
----------------------------------------------------------                                              ----------
Master Servicer (Name / % Pool)         Wells Fargo/ 100%               Max LTV                            80.00%
                                             -------------                                              ----------
Initial/Current Subordination (AAA)                                     Stated (% of Total Pool)            0.00%
                                             -------------                                              ----------
Name Rating Agencies -- MDY/S&P/Fitch                                   NINA (% of Total Pool)              0.00%
----------------------------------------------------------              ------------------------------------------
                                                                        Greater Than or Equal to $1MM:
                                                                        ------------------------------------------
                                                                        % of Pool                           7.11%
                                                                                                        ----------
                                                                        WA FICO                               743
                                                                                                        ----------
                                                                        Min FICO                              687
                                                                                                        ----------
                                                                        WA LTV                             64.43%
                                                                                                        ----------
                                                                        Max LTV                            80.00%
                                                                                                        ----------
                                                                        Stated (% of Total Pool)            6.99%
                                                                                                        ----------
                                                                        NINA (% of Total Pool)              0.00%
                                                                        ------------------------------------------
                                                                        LTV Greater Than 80% and no MI
                                                                        ------------------------------------------
                                                                        % of Pool                           0.00%
                                                                                                        ----------
                                                                        WA FICO                                 0
                                                                                                        ----------
                                                                        Min FICO                                0
                                                                                                        ----------
                                                                        WA LTV                              0.00%
                                                                                                        ----------
                                                                        Max LTV                             0.00%
                                                                                                        ----------
                                                                        Stated (% of Total Pool)            0.00%
                                                                                                        ----------
                                                                        NINA (% of Total Pool)              0.00%
                                                                        ------------------------------------------
                                                                        Stated
                                                                        ------------------------------------------
                                                                        % of Pool                           9.64%
                                                                                                        ----------
                                                                        WA FICO                               723
                                                                                                        ----------
                                                                        Min FICO                              658
                                                                                                        ----------
                                                                        WA LTV                             68.17%
                                                                                                        ----------
                                                                        Max LTV                            90.00%
                                                                        ------------------------------------------
                                                                        NINA
                                                                        ------------------------------------------
                                                                        % of Pool                           0.17%
                                                                                                        ----------
                                                                        WA FICO                               709
                                                                                                        ----------
                                                                        Min FICO                              705
                                                                                                        ----------
                                                                        WA LTV                             52.11%
                                                                                                        ----------
                                                                        Max LTV                            55.61%
                                                                        ------------------------------------------
                                                                        California Loans
                                                                        ------------------------------------------
                                                                        % of Pool                          38.70%
                                                                                                        ----------
                                                                        WA FICO                               731
                                                                                                        ----------
                                                                        Min FICO                              620
                                                                                                        ----------
                                                                        WA LTV                             69.31%
                                                                                                        ----------
                                                                        Max LTV                            99.92%
                                                                                                        ----------
                                                                        % Investor Properties               2.34%
                                                                                                        ----------
                                                                        Stated (% of Total Pool)           14.28%
                                                                                                        ----------
                                                                        NINA (% of Total Pool)              0.44%
                                                                        ------------------------------------------

This presentation is based on information that is believed to be reliable and has been prepared for information purposes only. No representation is made that it is accurate or complete. This presentation is not an offer to sell, or a solicitation of an offer to buy, any security or instrument or to participate in any particular trading strategy. Investors must rely upon their own examination of the terms of an investment and upon their own representatives and professional advisors, including legal counsel and accountants, as to the accounting, tax treatment, suitability for such investor, and the legal and other aspects of the investment described herein. Institutional Credit Partners
LLC or its affiliates may have positions in, or may effect transactions in securities and instruments of, issuers mentioned herein and may also provide significant advice or investment services, including investment banking, to the issuers of such securities and instruments.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

August 8, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-8F
GS Mortgage Securities Corp., Depositor
Mortgage Pass-Through Certificates, Series 2006-8F

Features of the Transaction

- The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody's, S&P and Fitch.
- The overall expected amount of credit support for the senior certificates is 4.00% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.
- Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:	August 25, 2006
Cut-off Date:	August 1, 2006
First Distribution Date:	September 25, 2006
Distribution Date:	25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-8F
Underwriter: Goldman, Sachs & Co.
Master Servicer: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Securities Administrator: Wells Fargo Bank, N.A.
Type of Issuance: Public
Servicer Advancing: Yes, subject to recoverability
Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date
Legal Investment: The senior certificates are SMMEA eligible at settlement
Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds
Clean Up Call: 1% of the Cut-off Date principal balance of the Loans
ERISA Eligible: Underwriter's exemption may apply to senior certificates. However, prospective purchasers should consult their own counsel
Tax Treatment: REMIC; senior certificates are regular interests
Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates
Expected Subordination: 4.00% +/- 0.50%
Expected Rating Agencies: 2 of 3: Moody's, S&P and Fitch
Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information[1,2,3]	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000's (+/- $50k):	$394	$520	$550	$469	$513	$511
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.92%	6.26%	6.58%	6.91%	7.08%	6.70%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	351	357	357	357	357	357
Weighted Average Seasoning (Months) (+/- 4 months):	9	2	1	2	2	2
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	64%	69%	71%	71%	71%	71%
Owner Occupied (min):	90%	90%	90%	85%	85%	85%
Single Family and PUD (min):	90%	85%	85%	85%	85%	85%
FICO (min):	735	740	735	720	715	730
California Concentration (max):	30%	35%	45%	45%	50%	45%
IO Loan Percentage (+/- 10%):	1%	9%	16%	27%	29%	20%

[1] The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.
[2] Subject to change.
[3] A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may have been purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise, will be superseded by the information contained in the final prospectus.

August 3, 2006

Preliminary Structural and Collateral Term Sheet

GSR Mortgage Loan Trust 2006-8F
GS Mortgage Securities Corp., Depositor
Mortgage Pass-Through Certificates, Series 2006-8F

Features of the Transaction

- The offering consists of senior certificates that will be rated AAA by 2 of 3 rating agencies: Moody's, S&P and Fitch.
- The overall expected amount of credit support for the senior certificates is 4.00% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.
- Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

Time Table

Expected Settlement:	August 25, 2006
Cut-off Date:	August 1, 2006
First Distribution Date:	September 25, 2006
Distribution Date:	25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2006-8F
Underwriter: Goldman, Sachs & Co.
Master Servicer: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Securities Administrator: Wells Fargo Bank, N.A.
Type of Issuance: Public
Servicer Advancing: Yes, subject to recoverability
Compensating Interest: Yes, to the extent of one half of the applicable servicing fee for such Distribution Date
Legal Investment: The senior certificates are SMMEA eligible at settlement
Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds
Clean Up Call: 1% of the Cut-off Date principal balance of the Loans
ERISA Eligible: Underwriter's exemption may apply to senior certificates. However, prospective purchasers should consult their own counsel
Tax Treatment: REMIC; senior certificates are regular interests
Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates
Expected Subordination: 4.00% +/- 0.50%
Expected Rating Agencies: 2 of 3: Moody's, S&P and Fitch
Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information[1,2,3]	Track 1 – 5.00%	Track 2 – 6.00%	Track 3 – 6.25%	Track 4 – 6.50%	Track 5 – 7.50%	Total
Average Current Principal Balance of the Mortgage Loans in 000's (+/- $50k):	$394	$520	$552	$598	$498	$511
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.92%	6.26%	6.50%	6.86%	7.17%	6.70%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	351	357	357	357	358	357
Weighted Average Seasoning (Months) (+/- 4 months):	9	2	1	2	2	2
Weighted Average Current Loan-To-Value Ratio (+/- 5%):	64%	69%	72%	71%	72%	71
Owner Occupied (min):	90%	90%	90%	85%	82%	85
Single Family and PUD (min):	90%	90%	85%	85%	85%	85
FICO (MIN):	735	735	735	720	715	7
California Concentration (max):	30%	35%	40%	50%	50%	45
IO Loan Percentage (+/- 10%):	1%	9%	12%	26%	30%	30

1 The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.
2 Subject to change.
3 A certain number of Mortgage Loans in Collateral Tracks 1, 2, 3, 4 and 5 may have been purchased pursuant to the Goldman Sachs residential mortgage conduit program.

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet relating to these securities.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

PRLM GS-316 FLT

Collat
9,274,969.00
3A1
268,103,000.00
SSS
11,171,969.00
3NAS
53,621,000.00
3AS
214,482,000.00
3AS1
195,907,000.00
BAC
18,575,000.00
PAC
103,754,000.00
CMP
92,153,000.00
TAC
87,153,000.00
Z
5,000,000.00
FLT
87,153,000.00
IO
87,153,000.00

The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which these materials relate. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526. These materials are not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in these materials, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar materials relating to these securities. These materials are not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Goldman, Sachs & Co.

Stats
As of Date: 20060701
AverageSchedBal: $497,871.72
GWAC: 7.1690
NetWAC: 6.9394
FICO: 727
OLTV: 71.76
CLTV: 71.75
WALA: 0.682
OrigTerm: 359.283

Originator	Percent
COUNTRYWIDE	40.920
GS CONDUIT	10.392
NATCITY	19.610
PHH	5.484
WAMU	23.594
Total:	100.000

Current Rate	Percent
6.750 - 6.999	25.283
7.000 - 7.249	38.720
7.250 - 7.499	19.110
7.500 - 7.749	10.769
7.750 - 7.999	4.765
8.000 - 8.249	1.063
10.750 - 10.999	0.289
Total:	100.000

min: 6.782
max: 10.750
wa: 7.169

IO flag	Percent
N	69.681
Y	30.319
Total:	100.000

Original Balance	Percent
0.01 - 50,000.00	0.011
50,000.01 - 100,000.00	0.264
100,000.01 - 150,000.00	0.798
150,000.01 - 200,000.00	0.365
200,000.01 - 250,000.00	1.073
250,000.01 - 275,000.00	0.820
275,000.01 - 350,000.00	0.639
350,000.01 - 400,000.00	1.422
400,000.01 - 450,000.00	8.970
450,000.01 - 500,000.00	18.160
500,000.01 - 550,000.00	12.631
550,000.01 - 600,000.00	13.955
600,000.01 - 750,000.00	21.114
750,000.01 - 850,000.00	5.870
850,000.01 - 950,000.00	5.534
950,000.01 - 1,000,000.00	4.091
1,000,000.01 - 1,250,000.00	1.364
1,250,000.01 - 1,500,000.00	2.122
1,500,000.01 - 1,750,000.00	0.069
2,250,000.01 >=	0.728
Total:	100.000

min: 46,023.26
max: 3,000,000.00
avg: 567,478.81

Principal Balance	Percent
0.01 - 50,000.00	0.011
50,000.01 - 100,000.00	0.270
100,000.01 - 150,000.00	0.877
150,000.01 - 200,000.00	2.157
200,000.01 - 250,000.00	3.046
250,000.01 - 275,000.00	1.415
275,000.01 - 350,000.00	1.070
350,000.01 - 400,000.00	1.543
400,000.01 - 450,000.00	8.862
450,000.01 - 500,000.00	17.437
500,000.01 - 550,000.00	11.984
550,000.01 - 600,000.00	13.287
600,000.01 - 750,000.00	19.283
750,000.01 - 850,000.00	5.857
850,000.01 - 950,000.00	5.058
950,000.01 - 1,000,000.00	3.969
1,000,000.01 - 1,250,000.00	1.023
1,250,000.01 - 1,500,000.00	2.122
2,250,000.01 >=	0.728
Total:	100.000

min: 16,524.34
max: 2,997,479.64
avg: 497,871.72

Silent	Percent
N	75.805
Y	24.195
Total:	100.000

States	Percent
CA	43.758
FL	6.633
NY	6.162
NJ	4.407
IL	3.795
AZ	3.693
MD	3.608
VA	3.532
MA	3.214
WA	3.108
TX	3.107
MN	1.949
Other	13.033
Total:	100.000

Top 10 Zipcodes	Percent
94550	1.218
34228	1.095
92683	1.069
11050	0.902
98112	0.883
94539	0.860
60022	0.812
93401	0.784
94526	0.781
92130	0.764
Other	90.831
Total:	100.000

Original LTV	Percent
0.001 - 50.000	5.011
50.001 - 60.000	9.710
60.001 - 70.000	21.898
70.001 - 75.000	14.557
75.001 - 80.000	45.902
80.001 - 85.000	0.398
85.001 - 90.000	1.733
90.001 - 95.000	0.500
95.001 - 100.000	0.289
Total:	100.000

min: 9.090
max: 100.000
wa: 71.759

Curr LTV	Percent
0.001 - 50.000	5.011
50.001 - 60.000	9.710
60.001 - 70.000	21.898
70.001 - 75.000	14.557
75.001 - 80.000	45.902
80.001 - 85.000	0.398
85.001 - 90.000	1.733
90.001 - 95.000	0.500
95.001 - 100.000	0.289
Total:	100.000

min: 9.090
max: 100.000
wa: 71.752

Combined LTV	Percent
0.001 - 50.000	4.848
50.001 - 60.000	8.167
60.001 - 70.000	18.079
70.001 - 75.000	12.121
75.001 - 80.000	37.019
80.001 - 85.000	3.068
85.001 - 90.000	12.926
90.001 - 95.000	2.661
95.001 - 100.000	1.059
100.001 >=	0.051
Total:	100.000

min: 9.090
max: 118.630
wa: 74.648

FICO	Percent
0 - 0	0.289
620 - 649	4.373
650 - 699	18.731
700 - 749	44.204
750 - 799	28.905
800 - 839	3.498
Total:	100.000

nzmin: 620
max: 830
nzwa: 727

Property Type	Percent
2 FAMILY	1.296
3-4 FAMILY	1.400
CONDO	4.096
COOP	0.039
PUD	27.467
SINGLE FAMILY	65.702
Total:	100.000

Occupancy Code	Percent
INVESTOR	3.973
OWNER OCCUPIED	89.460
SECOND HOME	6.567
Total:	100.000

Purpose	Percent
CASHOUT REFI	23.115
PURCHASE	43.662
RATE/TERM REFI	33.223
Total:	100.000

Documentation Type	Percent
ALT DOC	0.331
FULL DOC	28.481
FULL/ALT DOC	17.460
NO DOC	0.185
NO INCOME VERIFIED ASSETS	0.224
NO RATIO	0.812
REDUCED DOC	8.417
STATED INCOME	18.407
STATED INCOME STATED ASSET	0.623
STREAMLINE	0.416
VVOE	24.643
Total:	100.000

DTI	Percent
<= 0	25.216
1 - 10	0.350
11 - 20	1.339
21 - 30	9.757
31 - 40	26.799
41 - 45	17.521
46 - 50	13.117
51 - 55	5.369
56 - 60	0.437
61 >=	0.096
Total:	100.000

* Zero DTI values indicate non-stated income

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